CITIFUNDS PREMIUM TRUST

MANAGEMENT AGREEMENT
Legg Mason Partners Fund Advisor, LLC

This MANAGEMENT AGREEMENT ("Agreement") is made this
1st day of August, 2006, by and between CitiFunds
Premium Trust (the "Trust") and Legg Mason Partners
Fund Advisor, LLC, a Delaware limited liability company (the "Manager").

WHEREAS, the Trust is registered as a management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, the Manager is engaged primarily in rendering investment advisory, management and administrative services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

WHEREAS, the Trust wishes to retain the
Manager to provide investment advisory,
management, and administrative services to the Trust with respect to the series of the Trust designated in Schedule A annexed hereto
(the "Fund"); and
WHEREAS, the Manager is willing to furnish such services on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

1.	The Trust hereby appoints the Manager to
act as investment adviser and administrator of
the Fund for the period and on the terms set
forth in this Agreement.  The Manager accepts
such appointment and agrees to render the
services herein set forth, for the compensation
herein provided.
2.	The Fund shall at all times keep the
Manager fully informed with regard to the
securities owned by it, its funds available,
or to become available, for investment,
and generally as to the condition of its affairs.
It shall furnish the Manager with such other
documents and information with regard to its
affairs as the Manager
may from time to time reasonably request.
	3.	(a)	Subject to the supervision
of the Trust's Board of Trustees (the "Board"),
the Manager shall regularly provide the Fund with
investment research, advice, management and
supervision and shall furnish a continuous
investment program for the Fund's portfolio of
securities and other investments consistent with the
Fund's investment objectives, policies and
restrictions, as stated in the Fund's current
Prospectus and Statement of Additional Information.
The Manager shall determine from time to time what
securities and other investments will be
purchased, retained, sold or exchanged by the Fund and
what portion of the assets of the Fund's portfolio will
be held in the various securities and other
investments in which the Fund invests, and shall
implement those decisions,
all subject to the provisions of the Trust's
Declaration of Trust and By-Laws (collectively,
the "Governing Documents"),
the 1940 Act, and the applicable rules and regulations
promulgated thereunder by the Securities and Exchange
Commission (the "SEC") and interpretive guidance issued
thereunder by the SEC staff and any other applicable
federal and state law, as well as the investment
objectives, policies and restrictions of the Fund
referred to above, and any other specific policies
adopted by the Board and disclosed to the
Manager.  The Manager is authorized as the agent of
the Trust to give instructions to the custodian of the
Fund as to deliveries of securities and other investments
and payments of cash for the account of the Fund.
Subject to applicable provisions of the 1940 Act and
direction from the Board, the investment program to
be provided hereunder may entail the investment of all or
substantially all of the assets of a Fund in one or
more investment companies.  The Manager will
place orders pursuant to its investment determinations
for the Fund either directly with the issuer
or with any broker or dealer, foreign currency dealer,
futures commission merchant or others
selected by it.  In connection with the selection of
such brokers or dealers and the placing of such
orders, subject to applicable law, brokers or dealers
may be selected who also provide brokerage
and research services (as those terms are defined in
Section 28(e) of the Securities Exchange Act
of 1934, as amended (the "Exchange Act")) to the
Funds and/or the other accounts over which
the Manager or its affiliates exercise investment
discretion.  The Manager is authorized to pay a
broker or dealer who provides such brokerage and
research services a commission for executing
a portfolio transaction for a Fund which is in
excess of the amount of commission another broker
or dealer would have charged for effecting that
transaction if the Manager determines in good
faith that such amount of commission is reasonable in
relation to the value of the brokerage and
research services provided by such broker or dealer.
This determination may be viewed in terms
of either that particular transaction or the overall
responsibilities which the Manager and its
affiliates have with respect to accounts over which
they exercise investment discretion.  The
Board may adopt policies and procedures that modify and
restrict the Manager's authority
regarding the execution of the Fund's portfolio
transactions provided herein.  The Manager shall
also provide advice and recommendations with respect
to other aspects of the business and affairs of the
Fund, shall exercise voting rights, rights to consent
to corporate action and any
other rights pertaining to a Fund's portfolio
securities subject to such direction as the Board
may provide, and shall perform such other functions
of investment management and supervision as may be
directed by the Board.
	(b)	Subject to the direction and
control of the Board, the Manager shall perform
such administrative and management services as
may from time to time be reasonably
requested by the Fund as necessary for the
operation of the Fund, such as (i) supervising
the overall administration of the Fund, including
negotiation of contracts and fees with
and the monitoring of performance and billings of the
Fund's transfer agent, shareholder servicing agents,
custodian and other independent contractors or
agents, (ii) providing certain compliance, fund
accounting, regulatory reporting, and tax reporting
services, (iii) preparing or participating
in the preparation of Board materials,
registration statements, proxy statements and
reports and other communications to
shareholders, (iv) maintaining the Fund's existence,
and (v) during such times as shares are publicly offered,
maintaining the registration and qualification of
the Fund's shares under federal and state laws.
Notwithstanding the foregoing, the Manager shall not be
deemed to have assumed any duties with respect to, and
shall not be responsible for, the distribution of the
shares of any Fund, nor shall the Manager be deemed to
have assumed or have any responsibility with respect to
functions specifically assumed by any transfer agent, fund
accounting agent, custodian, shareholder servicing agent
or other agent, in each case employed by the Fund to
perform such functions.
	(c)	The Fund hereby authorizes any entity
or person associated with the Manager which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv). Notwithstanding the foregoing, the Manager agrees that it will not deal with itself, or with members of the Board or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the Manager or its affiliates is participating, or arrange for purchases and sales of securities between a Fund and another account advised by the Manager or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by a Fund from time to time, and will comply with all other provisions of the Governing Documents and the Fund's then-current Prospectus and Statement of Additional
Information relative to the Manager and its directors and officers.

4.	Subject to the Board's approval, the Manager or the
Fund may enter into contracts with one or more investment subadvisers or subadministrators, including without limitation, affiliates of the Manager, in which the
Manager delegates to such investment subadvisers or subadministrators any or all its duties specified hereunder, on such terms as the Manager will
determine to be necessary, desirable
or appropriate, provided that in each case the
Manager shall supervise the activities of each
such subadviser or subadministrator and further
provided that such contracts impose on any
investment subadviser or subadministrator bound
thereby all the conditions to which the Manager
is subject hereunder and
that such contracts are entered into in
accordance with and meet all applicable requirements
of the 1940 Act.
5.	(a)	The Manager, at its expense, shall
supply the Board and officers of the Trust with all
information and
reports reasonably required by them and reasonably
available to the Manager and shall furnish the Fund
with office facilities, including space, furniture
and equipment and all personnel reasonably
necessary for the operation of the Fund.
The Manager shall oversee the
maintenance of all books and records with respect to the Fund's securities transactions and the keeping of the Fund's books of account in accordance
with all applicable federal and state laws
and regulations.  In compliance with the requirements
of Rule 31a-3 under the 1940 Act, the
Manager hereby agrees that any records that it maintains
for the Fund are the property of the
Fund, and further agrees to surrender promptly to the
Fund any of such records upon the Fund's
request. The Manager further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for
the periods prescribed by Rule 31a-2 under the
1940 Act.  The Manager
shall authorize and permit any of its directors, officers and employees, who may be elected as Board members or officers of the Fund, to serve in the capacities in which they are elected.
	(b)	The Manager shall bear all expenses, and
shall furnish all necessary services, facilities and personnel, in connection with its responsibilities under this Agreement. Other than as herein specifically indicated, the Manager shall not be responsible for the Fund's expenses, including, without limitation,
advisory fees; distribution fees; interest; taxes; governmental fees; voluntary assessments and other expenses incurred in connection with membership in investment company organizations; organization costs of the Fund; the cost (including brokerage commissions, transaction fees or charges, if any)
in connection with the purchase or sale of the
Fund's securities and other investments and any
losses in connection therewith; fees and
expenses of custodians, transfer agents, registrars, independent pricing vendors or other agents;
legal expenses; loan commitment fees; expenses
relating to share certificates; expenses relating
to the issuing and redemption or repurchase of the
Fund's shares and servicing shareholder
accounts; expenses of registering and qualifying
the Fund's shares for sale under applicable
federal and state law; expenses of preparing,
setting in print, printing and distributing
prospectuses and statements of additional information
and any supplements thereto, reports,
proxy statements, notices and dividends to the Fund's shareholders; costs of stationery; website costs; costs of meetings of the Board or any committee thereof, meetings of shareholders and other meetings of the Fund; Board fees; audit fees;
travel expenses of officers, members of the
Board and employees of the Fund, if any; and the Fund's
pro rata portion of premiums on any
fidelity bond and other insurance covering the Fund and
its officers, Board members and employees; litigation expenses and any non-recurring or extraordinary expenses as may arise, including, without limitation, those
relating to actions, suits or proceedings to which the
Fund is a party and the legal obligation which the Fund
may have to indemnify the Fund's Board
members and officers with respect thereto.
6.	No member of the Board, officer or
employee of the Trust or Fund shall receive from
the Trust or Fund any salary or other compensation
as such member of the Board,
officer or employee while he is at the same time
a director, officer, or employee of the Manager
or any affiliated
company of the Manager, except as the Board may decide.
This paragraph shall not apply to Board members,
executive committee members, consultants and other
persons who are not regular members of the
Manager's or any affiliated
company's staff.
7.	As compensation for the services performed
and the facilities
furnished and expenses assumed by the Manager,
including the services of any consultants retained
by the Manager, the
Fund shall pay the Manager, as promptly as
possible after the last day of each month, a fee,
computed daily at an annual rate
set forth opposite the Fund's name on
Schedule A annexed hereto, provided however,
that if the Fund invests all or
substantially all of its assets in another
registered investment company for which the
Manager or an affiliate of the Manager serves as
investment adviser or investment
manager, the annual fee computed as set forth on such Schedule A shall be reduced by the aggregate management fees allocated to that Fund for the Fund's then-current fiscal year from such other registered investment company. The first payment of the fee shall be made as promptly as possible at the end of the month succeeding the effective date of this Agreement, and shall constitute
a full payment of the fee due the Manager for all services prior to that date. If this Agreement is terminated as of any date not the last day of a month, such fee shall be paid as promptly as possible after such date of
termination, shall be based on the average daily net
assets of the Fund in that period from the beginning
of such month to such date of termination, and shall
be that proportion of such average daily net assets
as the number of business days in such period bears
to the number of business days
in such month.  The average daily net assets of
the Fund shall in all cases be based only on business
days and be computed as of the time of the regular
close of business of the New York Stock Exchange,
or such other time as may be
determined by the Board.
8.	The Manager assumes no responsibility under this
Agreement other than to render the services called for hereunder, in good faith, and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for a Fund, provided that nothing in this Agreement shall protect the Manager against any liability to the Fund to which the Manager would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. As used in this Section 8, the term "Manager" shall include any affiliates of the Manager performing services for the
Trust or the Fund contemplated hereby and the partners, shareholders, directors, officers and employees of the Manager and such affiliates.
9. Nothing in this Agreement shall limit or restrict
the right of any director, officer, or employee of the Manager who may also be a Board member, officer, or employee of the Trust or the Fund, to engage in any
other business or to devote his time and attention in
part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Manager to engage in any other business or to
render services of any kind, including investment
advisory and management services, to any other fund,
firm, individual or association.  If the purchase or
sale of securities consistent with the investment
policies of a Fund or one or more other accounts of
the Manager is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by the Manager. Such transactions may be combined, in accordance with applicable laws and regulations, and consistent
with the Manager's policies and procedures
as presented to the Board from time to time.
10.	For the purposes of this Agreement, the
Fund's "net assets"
shall be determined as provided in the Fund's
then-current Prospectus and Statement of Additional Information and the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act,
subject to such exemptions as may be granted by the
SEC by any rule, regulation or order.
11.	This Agreement will become effective with respect
to the Fund on the date set forth opposite the Fund's
name on Schedule A annexed hereto, provided that it shall have been approved by the Trust's Board and by the shareholders of the Fund in accordance with the requirements of the 1940 Act and, unless sooner
terminated as provided herein, will continue in
effect until November 30, 2007. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund, so long as such continuance
is specifically
approved at least annually (i) by the Board or (ii) by
a vote of a majority of the outstanding voting securities
of the Fund, provided that in either event the continuance is also approved by a majority of the Board members who are not interested persons of any party to
this Agreement, by vote cast in person at
a meeting called for the purpose of voting on
such approval.
12.	This Agreement is terminable with respect
to the Fund
without penalty by the Board or by vote of a majority of
the outstanding voting securities of the Fund, in each
case on not more than 60 days' nor less than 30 days' written notice to the Manager, or by the Manager upon not less than 90 days' written notice to the Fund, and
will be terminated upon the mutual written
consent of the Manager and the Trust.  This Agreement
shall terminate automatically in the event
of its assignment by the Manager and shall not be assignable by the Trust without the consent of the Manager.
13.	The Manager agrees that for services rendered to the
Fund, or for any claim by it in connection with services rendered to the Fund, it shall look only to assets of the Fund for satisfaction and that it shall have no claim against the assets of any other portfolios of the Trust.
The undersigned officer of the Trust has executed this Agreement not individually, but as an officer under the Trust's Declaration of Trust and the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Trust individually.
14.	No provision of this Agreement may be
changed, waived, discharged or terminated orally,
but only by an instrument
in writing signed by the party against which
enforcement of the change, waiver, discharge or
termination is sought, and no
material amendment of the Agreement shall be
effective until approved, if so required by the
1940 Act, by vote of the holders of a majority of
the Fund's outstanding voting
securities.15.	This Agreement embodies the entire
agreement and understanding between the parties
hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof.  Should any part of this Agreement
be held or made invalid by a court decision,
statute, rule or otherwise, the remainder of
this Agreement shall not be affected thereby.
This Agreement shall be binding on and
shall inure to the benefit of the parties hereto and their
respective successors.
16.	This Agreement shall be construed and the provisions
thereof interpreted under and in accordance with the laws of the State of New York.

[signature page to follow]



	IN WITNESS WHEREOF, the parties hereto
have caused this Agreement to be executed by their
officers thereunto
duly authorized.
	CITIFUNDS PREMIUM TRUST
By:
Name:
Title:


	LEGG MASON PARTNERS FUND ADVISOR,
LLC

By:
Name:
Title:




Schedule A

Citi Premium Liquid Reserves

Date:

August 1, 2006

Fee:

The following percentage of the Fund's
average daily net assets: 0.35%



Citi Premium U.S. Treasury Reserves

Date:

August 1, 2006

Fee:

The following percentage of the Fund's
average daily net assets: 0.35%




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